UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

Cypress Sharpridge Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street

New York, New York 10022

(Address of principal executive offices) (Zip code)

(Registrant’s telephone number, including area code): (212) 612-3210

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2009 (the “Grant Date”) the Compensation Committee (the “Committee”) of the Board of Directors of Cypress Sharpridge Investments, Inc. (the “Company”) approved grants (the “Restricted Stock Grants”) of an aggregate of 538,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), to certain employees of Sharpridge Capital Management, L.P. (“Sharpridge”). Sharpridge serves as a sub-advisor to Cypress Sharpridge Advisors, LLC (the “Manager”), which serves as the Company’s manager pursuant to a management agreement by and between the Company and the Manager. The Restricted Stock Grants were awarded pursuant to the Company’s 2006 Stock Incentive Plan. Kevin E. Grant, Frances Spark, Richard E. Cleary, and Thomas A. Rosenbloom, each of whom serves as an executive officer of the Company and is employed by Sharpridge, received Restricted Stock Grants of 220,000, 60,000, 60,000 and 60,000 shares of Common Stock, respectively. The Restricted Stock Grants to the executive officers of the Company are each made pursuant to a five year vesting period and will be completed pursuant to the Restricted Stock Award Agreement that contains the five year vesting schedule described below.

The Committee approved the Restricted Stock Grants as part of its review of the Company’s long-term compensation planning, and as a way to acknowledge and reward the employees of Sharpridge for their service to the Company and the Manager, and to incentivize and retain the Company’s executive officers. In connection with the Restricted Stock Grants, the Committee approved two separate forms of Restricted Stock Award Agreements. For grants of less than 60,000 shares, the shares will vest ratably over a three year vesting period, one-third of such shares vesting on each of the first three anniversary dates of the Grant Date. Such grants will be completed pursuant to a Restricted Stock Award Agreement, in substantially the form attached hereto as Exhibit 10.1. For grants of 60,000 shares or more, on each of the first and second anniversary of the Grant Date, 15% of the shares will vest; on each of the third and fourth anniversary of the Grant Date, 20% of the shares will vest; and on the fifth anniversary of the Grant Date, 30% of the shares will vest. Such grants will be completed pursuant to a Restricted Stock Award Agreement, in substantially the form attached hereto as Exhibit 10.2. An aggregate of 18,000 shares are subject to the three year vesting period, and an aggregate of 520,000 shares are subject to the five year vesting period.

Item 7.01.	Regulation FD Disclosure.

On December 17, 2009, the Company announced that its Board of Directors declared a cash dividend of $0.55 per share, payable on January 10, 2010 to holders of record of its common stock at the close of business on December 31, 2009. A copy of the Company’s press release issued on December 17, 2009 announcing the declaration of the dividend is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Cypress Sharpridge Investments, Inc. Form of Restricted Stock Award Agreement (3 year vesting)

10.2	Cypress Sharpridge Investments, Inc. Form of Restricted Stock Award Agreement (5 year vesting)

99.1	Press Release, dated December 17, 2009, issued by Cypress Sharpridge Investments, Inc.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

Date: December 17, 2009	By:	/S/ RICHARD E. CLEARY
Richard E. Cleary
Chief Operating Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Cypress Sharpridge Investments, Inc. Form of Restricted Stock Award Agreement (3 year vesting)

10.2	Cypress Sharpridge Investments, Inc. Form of Restricted Stock Award Agreement (5 year vesting)

99.1	Press Release, dated December 17, 2009, issued by Cypress Sharpridge Investments, Inc.